UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2009

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 E. Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Woodward Governor Company (Nasdaq:WGOV) and MPC Products Corporation (now doing business as Woodward MPC), a wholly owned subsidiary acquired by Woodward in October 2008 ("MPC"), have entered into an administrative agreement with the U.S. Department of Defense (the "DOD"). The administrative agreement is related to the previously announced investigation by the U.S. Department of Justice (the "DOJ") of MPC’s pre-June 2005 government contract pricing practices. The administrative agreement lifts the previously announced government contracts suspension of MPC, which began on July 8, 2009, and permits MPC to again bid, receive and perform on U.S. government contracts. The three-year administrative agreement requires, among other things, that Woodward and its affiliates, including MPC, implement certain enhancements to existing ethics and compliance programs and make periodic reports to the DOD.

Forward-Looking Statements

Information in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding the lifting of the temporary suspension. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to Woodward’s ability to comply with the terms of the administrative agreement, Woodward’s ability to implement compliance programs that prevent or detect noncompliance with applicable laws and other risk factors described in Woodward’s Annual Report on Form 10-K for the year ended September 30, 2008 and subsequently filed Quarterly Reports on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

October 7, 2009	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel and Corporate Secretary